Exhibit (a)(5)(E)

Dear _____________________

As you may know, Market Vectors® ETF Trust is planning an offer to exchange shares of soon to be created ETFs for underlying assets of six Merrill Lynch HOLDRS Trusts: OIH, SMH, PPH, BBH, RTH and RKH. We are pleased to inform you that, on September 30, Van Eck filed exchange offer documents with the Securities and Exchange Commission (“SEC”). View press release. As a result of the filings, we are now able to share additional information. More details are available on our website. Here are a few highlights:

Exchange Overview

•	The exchange offers will require proactive action on the part of individual HOLDRS investors.
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HOLDRS investors who choose to participate in the exchange offers will authorize the conversion of the underlying stocks in HOLDRS Trusts into a diversified basket of stocks that align with the indices underlying the new Market Vectors ETFs.

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The transaction is structured to be an equal value exchange, i.e., the value of the shares of the new ETF received by investors participating in the exchange offer(s) will be expected to have the equivalent value to the tendered HOLDRS (based on the underlying securities as of the close of trading on date the exchange offers expire). The risks of the transaction to rebalance the portfolio are described in detail in the exchange offer documents.

•	Investors participating in the exchange offers will not bear any costs relating to the exchange offers, although they may be subject to fees charged by their financial intermediaries.

Investor Action Choices

•	Participate in the offer(s) and exchange HOLDRS for new Market Vectors ETFs.
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Sell HOLDRS prior to the expiration of the offers and the halting of trading in the HOLDRS subject to the exchange offers. This may involve brokerage commissions and would be a taxable transaction in respect of investor’s entire HOLDRS investment.

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Cancel HOLDRS and take possession of underlying securities. This may involve termination fees of up to $10 per 100 HOLDRS. Cancellation can only occur upon delivery of round lots (multiples of 100 HOLDRS).

•	Take no action. Consequences associated with this option may include liquidation of HOLDRS Trusts by the Trustee.

Expected Timeline

•	Van Eck expects that Market Vectors ETF Trust will commence the exchange offers in November 2011.
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When the exchange offers commence, D.F. King & Co., Inc., the Information Agent, will distribute information about each exchange offer and the new corresponding ETF to current HOLDRS investors. These materials will provide more information about the exchange offers, including the procedures to participate in the same.

•	Investors who want to participate in the exchange offers must communicate that decision to their financial intermediary, as instructed in the exchange offer documents.
•	Once the exchange offers are concluded, BNY Mellon will deliver shares of the appropriate new Market Vectors ETFs to the account of each HOLDRS investor who participated in the exchange offer.
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The six new Market Vectors ETFs are expected to begin trading on the trading day immediately following the expiration of the exchange offers. The six new ETFs are expected to trade under the ticker symbols previously used by each of the corresponding HOLDRS (e.g., OIH, SMH, PPH, BBH, RTH and RKH).

Options

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Van Eck believes the exchange offers may have implications for some HOLDRS options investors (in OIH, SMH, PPH, BBH, RTH and RKH), particularly those investors with options expiring subsequent to the expiration date of the exchange offers.

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At this time, Van Eck understands the Options Clearing Corporation (“OCC”) has made no determination regarding the exchange offers and has offered no indication of what action, if any, may be taken with regard to the offers. Van Eck intends to post any OCC determination to its website at such time as it may become publicly available.

•	It should be noted that existing options are not issued by the HOLDRS Trusts.

Once again, I would like to thank you for your continued interest. I am available to answer any questions that you may have relating to the exchange offers.

Thanks and regards,

Adam Phillips
Managing Director, ETFs

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FINANCIAL PROFESSIONALS ONLY. Not for use with the general public.

This material was prepared for Van Eck Securities Corporation to explain aspects of the Market Vectors ETF Trust solely to financial professionals. FINRA has not reviewed it, and it is not for distribution to the general public. If any investment dealer or representative uses in oral or written form any information contained herein with the general public, they must assure themselves that such use complies with all filing and other requirements of applicable federal and state securities laws and that the proper prospectus(es) and current supporting data are furnished where required.

The information contained in the registration statements for the new ETFs referred to herein is not complete and may be changed. Van Eck may not sell these securities until the registration statements filed with the Securities and Exchange Commission become effective. The prospectus (or Statement of Additional Information) contained in each registration statement is not an offer to sell the securities referenced therein and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This Email is neither an offer to buy nor a solicitation of an offer to sell any of the HOLDRS or new ETF shares. The exchange offer will be made only pursuant to the exchange offer documents, which have not yet been filed with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF HOLDRS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND OTHER RELEVANT MATERIALS, WHEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER, INCLUDING THE RISKS OF PARTICIPATING IN THE EXCHANGE OFFERS.

All information in this Email (other than opinions or expectations) concerning applicable HOLDRS, including their business and operations, was provided by Merrill Lynch & Co. All information in this Email concerning Van Eck ETFs, including its business, operations and financial results, was provided by Van Eck.

Certain statements made in this Email that are not historical facts are referred to as “forward-looking statements” under the U.S. federal securities laws. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the historical experience of Van Eck and the ETFs managed by Van Eck and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Van Eck and the ETFs managed by Van Eck undertake no responsibility to update publicly or revise any forward-looking statements.

Investing involves substantial risk and high volatility, including possible loss of principal. An investor should consider the investment objective, risks, charges and expenses of a new ETF carefully before investing. Please read the prospectus and summary prospectus carefully before investing.

Investors may obtain free copies of the prospectus and summary prospectus, exchange offer documents, and other documents (when they become available) filed with the SEC at the SEC’s web site at www.sec.gov. In addition, free copies of the prospectus and summary prospectus, exchange offer documents and other documents filed with the SEC may also be obtained after the registration statements become effective by directing a request to: Van Eck Securities Corporation, Distributor, 335 Madison Avenue, New York, NY 10017 or by calling: (800) 826-2333 or visiting vaneck.com/etf.

The Indexes referred to herein are published by and are the exclusive property of Market Vectors Index Solutions GmbH, which has contracted with Structured Solutions AG to maintain and calculate the Indexes. Structured Solutions AG uses its best efforts to ensure that the Indices are calculated correctly. Structured Solutions AG has no obligation to point out errors in the Indices to third parties.

INVESTORS AND SECURITY HOLDERS OF HOLDRS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFERS, INCLUDING THE RISKS OF PARTICIPATING IN THE EXCHANGE OFFERS.

Van Eck Securities Corporation, Distributor
335 Madison Avenue
New York, NY 10017